UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2013

UQM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4120 Specialty Place, Longmont, Colorado 80504

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (303) 682-4900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Department of Energy Agreement Modification

On December 4, 2013, UQM Technologies, Inc. (the "Company") received approval from the U.S. Department of Energy ("DOE") for the continuation of the grant (the "Grant") under the American Recovery and Reinvestment Act.  The Grant was originally awarded in 2010.  As requested by the DOE in July 2013, the Company submitted a revised plan that analyzed the current status of the project to date, the Company's spending level run-rates since the commencement of the Grant, and projected spending required for the remainder of the program to meet all of the objectives of the Grant.  Based on the Company's request, the DOE approved this resubmitted plan that included a budget with a revised total Grant amount of $64,782,343 (compared to $90,291,068 originally awarded) and reimbursable funding to the Company for qualifying project costs incurred up to a total of $32,391,171 (compared to $45,145,534 originally awarded).  The period of the Grant is through January 12, 2015.  Management expects that the Company's quarterly grant reimbursements through the duration of the program will be similar to prior quarters.  While the total amount reimbursable under the Grant as continued is less than the amount of the original plan in 2010, based on progress in the program and costs to date, the Company believes it can accomplish all of the objectives sought in its original 2010 plan with the reimbursable amount continuing under the Grant pursuant to the revised plan.

The Grant provides funds to facilitate the manufacture and deployment of electric drive vehicles, batteries and electric drive vehicle components in the United States. Pursuant to the terms of the Agreement, the DOE will reimburse the Company for 50 percent of qualifying costs for the purchase of facilities, tooling and manufacturing equipment, and for engineering related to product qualification and testing of the Company's electric propulsion systems.

The Company recognizes government grant reimbursements when it is probable that the Company will comply with the conditions attached to the grant arrangement and the grant money will be received. As reported in the Company's Form 10-Q for the quarterly period ended September 30, 2013, filed with the U.S. Securities and Exchange Commission on November 5, 2013, the Company had received reimbursements of $21.2 million and had billed a total of $23.6 million under the Grant as of September 30, 2013.

The continuation of the Grant under the revised plan is evidenced by the Modification No. 9 to the Assistance Agreement attached to this report as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

Exhibit 10.1	Modification No. 9 to the Assistance Agreement (Award No. DE-EE0002407) effective December 4, 2013 between UQM Technologies, Inc. and the U.S. Department of Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: December 6, 2013	By:	/s/ David I. Rosenthal
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Modification No. 9 to the Assistance Agreement (Award No. DE-EE0002407) effective December 4, 2013 between UQM Technologies, Inc. and the U.S. Department of Energy.